Exhibit 99.2

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (HEREINAFTER REFERRED TO AS THE “STOCK PURCHASE AGREEMENT”) EFFECTIVE THIS MARCH 6, 2006, ENTERED INTO BY AND AMONG RCN INTERNATIONAL HOLDINGS, INC. (HEREINAFTER REFERRED TO AS THE “SELLER”), TELEHOLDING, S.A. DE C.V. (HEREINAFTER REFERRED TO AS THE “PURCHASER”), REPRESENTED BY MR. FRANCISCO JAVIER R. BOURS CASTELO, MEGA CABLE, S.A. DE C.V. (HEREINAFTER REFERRED TO AS “MEGA CABLE”) and MCM HOLDING, S.A. DE C.V. (HEREINAFTER REFERRED TO AS “MCM”), EACH REPRESENTED BY MR. FRANCISCO JAVIER R. BOURS CASTELO (SELLER, PURCHASER, MEGA CABLE AND MCM ARE HEREINAFTER JOINTLY REFERRED TO AS THE “PARTIES” AND INDIVIDUALLY AS A “PARTY”).

WHEREAS, pursuant to the terms of this Stock Purchase Agreement, PURCHASER desires to purchase and SELLER desires to sell, all of the right, title and interest that SELLER has in MEGA CABLE and in MCM including all issued and outstanding stock of MEGA CABLE and MCM issued to the SELLER;

WHEREAS, each of MEGA CABLE and MCM is a Company duly organized and validly existing under the laws of the United Mexican States (Mega Cable and MCM are hereinafter referred to collectively as “MC”);

WHEREAS, SELLER is a company duly incorporated and validly existing in accordance with the laws of the State of Delaware, United States of America and its representative is duly empowered to execute this Stock Purchase Agreement and as of today such powers have not been revoked, limited or modified in any manner whatsoever;

WHEREAS, SELLER is the owner of 45’258,066 shares of the capital stock of MEGA CABLE, equivalent to 48.93% (Forty eight dot ninety three percent) of the total capital stock of MEGA CABLE, which shares are the subject matter of this Stock Purchase Agreement (hereinafter, the “Mega Cable Shares”);

WHEREAS, SELLER is the owner of 45’258,066 shares of the capital stock of MCM, equivalent to 48.93% (Forty eight dot ninety three percent) of the total capital stock of MCM, which shares are the subject matter of this Stock Purchase Agreement (hereinafter, the “MCM Shares”). (The Mega Cable Shares and the MCM Shares are hereinafter collectively referred to as the “Shares”);

WHEREAS, the Shares are fully paid, outstanding, non-assessable and free and clear of any lien, pledge, encumbrance or any other type of limitation to their ownership, possession and conveyance;

WHEREAS, PURCHASER is a corporation duly incorporated and validly existing in accordance with the laws of Mexico, and its representative is duly empowered to execute this Stock Purchase Agreement and that such powers have not been revoked, limited or modified in any manner whatsoever;

WHEREAS, MEGA CABLE appears as signatory to this Stock Purchase Agreement, exclusively for purposes of its participation as SELLER’s legal representative for Mexican tax purposes pursuant to Clause 2 and 7; and for purposes of its representations and indemnification in Clause 4, paragraph C and paragraph E.

WHEREAS, MCM appears as signatory to this Stock Purchase Agreement, exclusively for purposes of its representations and indemnifications in Clause 4, paragraph D and paragraph E.

WHEREAS, on even date hereof SELLER, PURCHASER, MEGA CABLE, MCM, RCN CORPORATION and the PRIVATE SHAREHOLDERS (as defined in the Settlement Agreement) entered into a Settlement Agreement. This agreement is enclosed hereto as Exhibit “B” (hereinafter the “Settlement Agreement”); and,

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, SELLER and PURCHASER agree as follows:

CLAUSES

1.	Sale of Stock.

Subject only to the conditions precedent set forth in Section 3 hereof and to the provisions of this Stock Purchase Agreement, SELLER does hereby expressly, irrevocably and subject only to the conditions contained herein, agree to sell, convey and transfer to PURCHASER with all that may correspond to them by law or in fact, and PURCHASER does hereby expressly, irrevocably and subject only to the conditions contained herein, agree to purchase all of SELLER’s right, title and interest in MC, including the Shares which are broken down as follows:

A. In the case of MEGA CABLE:

(i)	12’593,638 shares pertaining to Series B of the variable capital, represented by stock certificate number 64 “A”;

(ii)	15’946,078 shares pertaining to Subseries D1 of the variable capital, represented by stock certificate number 34 “A”;

(iii)	16’718,350 shares pertaining to Subseries D2 of the variable capital, represented by stock certificate number 34 “A”.

Total: 45’258,066, that represents 48.93% of the total capital stock of MEGA CABLE.

B. In the case of MCM:

(i)	12’593,638 shares pertaining to Series B of the variable capital, represented by stock certificate number 23;

(ii)	15’946,078 shares pertaining to Subseries D1 of the variable capital, represented by stock certificate number 23;

(iii)	16’718,350 shares pertaining to Subseries D2 of the variable capital, represented by stock certificate number 23.

Total: 45’258,066, that represents 48.93% of the total capital stock of MCM. For the avoidance of doubt, this is a single transaction consisting in the sale of Shares of MC (that is, the MEGA CABLE Shares and the MCM Shares, taken as a whole).

2.	Purchase Price.

The purchase price for the Mega Cable Shares is an amount equal to the sum of (a) US$180,000,000 (One Hundred Eighty Million and 00/100 dollars US Cy.) plus (b) the Mega Cable Tax Amount (such amounts together shall constitute the “Mega Cable Purchase Price”) and the purchase price for the MCM Shares is an amount equal to the sum of (x) US$120,000,000 (One Hundred Twenty Million and 00/100 dollars US Cy.) plus (y) the MCM Tax Amount (such amounts together shall constitute the “MCM Purchase Price”). Therefore, the total purchase price for all the Shares of MC that PURCHASER agrees to pay to SELLER is an amount equal to the sum of (1) US$300,000,000 (Three Hundred Million and 00/100 dollars US Cy) plus (2) the Total Tax Amount (such amounts together shall constitute the “Purchase Price”). At the Closing, PURCHASER shall deliver (i) to the SELLER $300,000,000, by wire transfer of immediately available funds in US Dollars to an account specified by SELLER not later than three Business Days prior to the Closing, and (ii) to MEGA CABLE, on behalf of the SELLER and in MEGA CABLE’s capacity as the SELLER’s legal representative in Mexico for tax purposes in terms of the sixth paragraph of article 190 and of article 208 of the Mexican Income Tax Law, the Total Tax Amount, by wire transfer of immediately available funds in Mexican Pesos converted at the Exchange Rate applicable to determine the income tax payable in accordance with the Mexican Income Tax Law and the Mexican Federal Tax Code, to an account specified by MEGA CABLE not later than three Business Days prior to the Closing. As SELLER’S legal representative in Mexico for tax purposes and pursuant to the Power of Attorney referred to in clause 7 (Taxes), MEGA CABLE shall (i) pay the income tax triggered on the sale of the Shares in terms of the sixth paragraph of article 190 and (ii) file an accountant’s report in terms of the seventh paragraph of said article 190 of the Mexican Income Tax Law. The effectiveness of the appointment of MEGA CABLE as SELLER’s legal representative for Mexican tax purposes shall be subject to SELLER having fully funded the Total Tax Amount on the Closing Date (by having PURCHASER on behalf of SELLER pay the Total Tax Amount to MEGA CABLE as set forth in clause (ii) above). Failure by SELLER to fund the Total Tax Amount on the Closing Date (by having PURCHASER make such payment on behalf of SELLER directly to MEGA CABLE as set forth in clause (ii) above), shall release MEGA CABLE from any obligation pursuant to this

Clause 2 and Clause 7 hereof, and in such event SELLER must duly appoint a third party to act as its legal representative for Mexican tax purposes.

For purposes of this Agreement:

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York, New York or Mexico City, Mexico are authorized or obligated to close.

“Effective Tax Rate” means 29%, expressed as a decimal.

“Exchange Rate” means, on any date, the Exchange Rate of United States dollars for Mexican pesos, as published in the Official Gazette of the Federation by “Banco de Mexico” on the business day immediately prior to such date, expressed as pesos per United States dollar.

“Mega Cable Basis” means the tax basis of the shares issued by MEGA CABLE in accordance with the provisions of the Mexican Income Tax Law, its Regulations and any other applicable tax provisions. The tax basis of the shares issued by Mega Cable updated up to January, 2006 is MXP$1,792,638,902.06 (One billion seven hundred ninety two million six hundred thirty eight thousand nine hundred and two pesos 06/100). All the items that form part of such tax basis shall be restated for inflation in accordance with the provisions of the Mexican Income Tax Law, its Regulations and any other applicable tax provisions, up to the month in which sale is effective. In the event such index has not been published in the Official Gazette of the Federation on the date the tax has to be paid to the Mexican Federal Treasury, the applicable inflation index would be that corresponding to the month preceding the date of the sale, or, if the latter is not published yet, the index of the immediately preceding month.

“Mega Cable Tax Amount” means an amount determined by dividing (i) the product of (A) the difference between (x) $180,000,000 times the Exchange Rate on the Closing Date and (y) the Mega Cable Basis, and (B) the Effective Tax Rate, by (ii) 1.00 minus the Effective Tax Rate.

“MCM Basis” means the tax basis of the shares issued by MCM in accordance with the provisions of the Mexican Income Tax Law, its Regulations and any other applicable tax provision. The tax basis of the shares issued by MCM updated up to January, 2006 is MXP$1,228,065,104.05 (One billion two hundred twenty eight million sixty five thousand one hundred and four pesos 05/100). All the items that form part of such tax basis shall be restated for inflation in accordance with the provisions of the Mexican Income Tax Law, its Regulations and any other applicable tax provisions, up to the month in which sale is effective. In the event such index has not been published in the Official Gazette of the Federation on the date the tax has to be paid to the Mexican Federal Treasury, the applicable inflation index would be that corresponding to the month preceding the date of the sale, or, if the latter is not published yet, the index of the immediately preceding month.

“MCM Tax Amount” means an amount determined by dividing (i) the product of (A) the difference between (x) $120,000,000 times the Exchange Rate on the Closing Date and (y) the MCM Basis, and (B) the Effective Tax Rate, by (ii) 1.00 minus the Effective Tax Rate.

“Total Tax Amount” means the sum of the Mega Cable Tax Amount and the MCM Tax Amount.

3.	Conditions Precedent to Sale.

The sale of the Shares by the SELLER and the purchase of the Shares by the PURCHASER will take place and will be legally effective on the Business Day immediately following the date on which the following conditions precedent are accomplished:

(i)	PURCHASER’S filing of an approval application before the Federal Antitrust Commission of Mexico (“Comisión Federal de Competencia”) with regard to the transaction contemplated herein; and

(ii)	In the specific case of MEGA CABLE, PURCHASER’S filing of an approval application before the Department of Communications and Transportation of Mexico (“Secretaría de Comunicaciones y Transportes”).

PURCHASER and SELLER hereby agree to use their best efforts to file the applications as soon as possible after the execution of this Stock Purchase Agreement.

Such applications shall be filed on the same date and shall be filed no later than March 22, 2006. PURCHASER and SELLER hereby agree that PURCHASER shall assume all risk associated with the potential denial or limitation of, or the imposition of any condition on, of any necessary authorizations or approvals from the Comisión Federal de Competencia and the Secretaría de Comunicaciones y Transportes. In the event that such authorizations or approvals are so denied, limited or conditioned, (i) no member of the MC Group or the RCN Group (as defined in the Settlement Agreement) shall have any recourse or claim against each other; (ii) no member of the MC Group or the RCN Group shall be entitled to rescind the sale of the Shares pursuant to this Agreement, (iii) no member of the MC Group shall be entitled to any reimbursement of any amount of the Purchase Price and (iv) no member of the MC Group or the RCN Group shall have any liability to each other as a result of or in connection with such denial, limitation or condition. In the event of such denial, limitation or condition. SELLER agrees to use its commercially reasonable efforts (at the sole cost and expense of PURCHASER) to assist PURCHASER in transferring the Shares to a third party purchaser approved by the Comisión Federal de Competencia or the Secretaría de Comunicaciones y Transportes, as the case may be.

4.	REPRESENTATIONS AND WARRANTIES.

A. As of the date hereof and on the Closing Date, SELLER warrants and represents to the PURCHASER as follows:

(a)	that SELLER is the beneficial and record owner the Shares;

(b)	that SELLER owns the Shares free and clear of any lien, pledge, security interest or any other encumbrance other than any encumbrances created as result of the terms of the MC-RCN Corporate Agreements (as defined in the Settlement Agreement);

(c)	that SELLER has corporate power to sell, convey and transfer the Shares;

(d)	that there is no pending or to the knowledge of SELLER threatened action, claim or any legal proceeding affecting the SELLER, before any court, governmental agency or arbitrator, which could reasonably be expected to (i) result in the issuance of an order or judgment restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement or (ii) materially and adversely affect SELLER’s rights, title and interest in the Shares or SELLER’s ability to convey and transfer the Shares to PURCHASER hereunder;

(e)	that this transaction will not violate any applicable state, federal and local laws, rules, regulations and orders of the United States

(f)	that this Stock Purchase Agreement and the Settlement Agreement have been duly authorized by the Board of Directors of SELLER and that there are no other corporate authorizations on the part of SELLER or its affiliates or its shareholders necessary to enter into and perform this Stock Purchase Agreement and the Settlement Agreement;

B. As of the date hereof and on the Closing, PURCHASER warrants and represents to the SELLER as follows:

(a)	that PURCHASER has full corporate power and authority to purchase the Shares;

(b)	that this Stock Purchase Agreement and the Settlement Agreement have been duly authorized by the Board of Directors of PURCHASER and that there are no other corporate authorizations on the part of PURCHASER or its affiliates or its shareholders necessary to enter into and perform this Stock Purchase Agreement and the Settlement Agreement;

(c)	that there is no pending or to the knowledge of PURCHASER threatened action, claim or any legal proceeding affecting the PURCHASER, before any court, governmental agency or arbitrator, which could reasonably be expected to (i) result in the issuance of an order or judgment restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement or (ii) materially and adversely affect PURCHASER’s ability to purchase the Shares and pay the Purchase Price hereunder;

(d)	that this transaction will not violate any applicable state, federal or local laws, rules, regulations and orders of the United Mexican States;

(e)	that PURCHASER has procured a binding commitment letter(s) from JPMorgan to provide debt and/or equity financing in an amount not less than US$306,000,000 (true and complete copies of which have been provided to SELLER prior to the execution of this Agreement). PURCHASER is not aware of any facts or circumstances that would cause PURCHASER to be unable to obtain financing in accordance with the terms of such commitment letter(s);

(f)	that in PURCHASER’s knowledge the unaudited financial information for MEGA CABLE and MCM prepared by their respective management, for the six months ending on June 30, 2005 as provided by PURCHASER to SELLER (enclosed hereto as Exhibit “C”) (i) were prepared in accordance with generally accepted accounting principles in the United States, (ii) were prepared on a basis consistent with the audited financial information for MEGA CABLE and MCM for the year ended December 31, 2004, as provided by SELLER to PURCHASER (enclosed hereto as Exhibit “C”) and (iii) fairly present in all material respects the consolidated financial condition and results of operations of MEGA CABLE and MCM and their respective consolidated subsidiaries as of the date thereof and for the period covered thereby.

C. As of the date hereof and on the Closing Date, MEGA CABLE warrants and represents to SELLER as follows:

(a)	that the unaudited financial information for MEGA CABLE prepared by its management, for the six months ending on June 30, 2005 as provided by PURCHASER to SELLER (enclosed hereto as Exhibit “C”) (i) was prepared in accordance with generally accepted accounting principles in the United States, (ii) was prepared on a basis consistent with the audited financial information for MEGA CABLE for the year ended December 31, 2004, as provided by PURCHASER to SELLER (enclosed hereto as Exhibit “C”) and (iii) fairly presents in all material respects the consolidated financial condition and results of operations of MEGA CABLE and its consolidated subsidiaries as of the date thereof and for the period covered thereby; and

(b)	that the waiver to be provided to the SELLER prior to the Closing Date in substantially the form attached to this Agreement as Exhibit “A” will be duly and validly executed and delivered by each shareholder or other party that has rights under the Shareholder Agreement, dated as of January 24, 1995, between MEGA CABLE, the SELLER and the Private Shareholders named therein (the Shareholder Agreement”) and will be effective to waive any rights granted pursuant to the Shareholder Agreement to consent to the sale of the Shares, to exercise any right of first refusal or similar right or to otherwise participate in the sale of the Shares and, except for the Shareholder Agreement, there is no document or instrument to which MEGA CABLE or any of the Private Shareholders are a party that provides any party any right to consent to the sale of the Shares, or grants to any person any right of first refusal, right of first offer, co-sale, tag-along or other similar rights with respect to the sale of the Shares.

D. As of the date hereof and on the Closing Date, MCM warrants and represents to SELLER as follows:

(a)	that the unaudited financial information for MCM prepared by its management, for the six months ending on June 30, 2005 as provided by PURCHASER to SELLER (enclosed hereto as Exhibit “C”) (i) was prepared in accordance with generally accepted accounting principles in the United States, (ii) was prepared on a basis consistent with the audited financial information for MCM for the year ended December 31, 2004, as provided by PURCHASER to SELLER (enclosed hereto as Exhibit “C”) and (iii) fairly presents in all material respects the consolidated financial condition and results of operations of MCM and its consolidated subsidiaries as of the date thereof and for the period covered thereby; and

(b)	that except for the Shareholder Agreement (as described in clause (b) above), there is no document or instrument to which MCM or any of the Private Shareholders are a party that provides any party any right to consent to the sale of the Shares, or grants to any person any right of first refusal, right of first offer, co-sale, tag-along or other similar rights with respect to the sale of the Shares.

E. The representations and warranties of SELLER in paragraph (A) above, of PURCHASER in paragraph (B) above, of MEGA CABLE in paragraph (C) above and of MCM in paragraph (D) above, will survive the Closing for a period of twelve months following the Closing Date. SELLER shall indemnify PURCHASER and their respective officers, directors, employees, agents and affiliates in respect of, and hold each of them harmless from and against, any and all losses (including but not limited to damages, fines, penalties, fees, costs and expenses) suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of SELLER contained in this Agreement or on the part of SELLER or RCN Corporation contained in the Settlement Agreement or any other agreement entered into in connection with this Agreement. PURCHASER shall indemnify SELLER and RCN Corporation and their respective officers, directors, employees, agents and affiliates in respect of, and hold each of them harmless from and against, any and all losses (including but not limited to damages, fines, penalties, fees, costs and expenses) suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of PURCHASER contained in this Agreement or on the part of MEGA CABLE, MCM or the Private Shareholders contained in this Stock Purchase Agreement, the Settlement Agreement or any other agreement entered into in connection with this Agreement. MEGA CABLE shall indemnify SELLER and RCN Corporation and their respective officers, directors, employees, agents and affiliates in respect of, and hold each of them harmless from and against, any and all losses (including but not limited to damages, fines, penalties, fees, costs and expenses) suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty contained in paragraph (C) above and any nonfulfillment of or failure to perform any covenant or agreement on the part of MEGA CABLE contained in this Agreement or the Settlement Agreement or any other agreement entered into in connection with this Agreement. MCM shall indemnify SELLER and RCN Corporation and their respective officers, directors, employees, agents and affiliates in respect of, and hold each of them harmless from and against, any and all losses (including but not limited to damages, fines, penalties, fees, costs and expenses) suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty contained in paragraph (D) above and any nonfulfillment of or failure to perform any covenant or agreement on the part of MCM contained in this Agreement or the Settlement Agreement or any other agreement entered into in connection with this Agreement.

5.	Closing Date.

The Closing Date shall occur on the Business Day immediately following the date on which the filings with the Comisión Federal de Competencia and the Secretaría de Comunicaciones y Transportes (as described in Clause 3 hereof) are made and in any event shall occur no later than March 23, 2006. If the Closing day is not a Business Day then the Closing will occur on the immediately following Business Day. On the Closing Date, PURCHASER shall pay the Purchase Price pursuant to Clause 2 hereof and SELLER shall endorse all of the stock certificates that represent the Shares, in favor of PURCHASER, after which the transaction contemplated herein shall become perfected (“the Closing”) and SELLER shall have no further interest in MC.

The Closing shall not be subject to any conditions other than those specifically set forth in this Agreement.

6.	Method of Payment.

Payment of the Purchase Price shall be made on the Closing Date via wire transfers in immediately available funds (U.S. Dollars) in favor of the SELLER and MEGA CABLE, as SELLER’s legal representative for Mexican tax purposes, pursuant to Clause 2 hereof to the bank accounts notified to PURCHASER by SELLER and MEGA CABLE not later than three Business Days before the Closing Date.

7.	Taxes.

A. The Parties agree that, based upon information provided to PURCHASER and SELLER by MEGA CABLE, the amount of income tax payable in Mexico arising as a result of the sale of the Shares hereunder is the Total Tax Amount (as defined in Clause 2) and SELLER shall be responsible for paying the Total Tax Amount to the Mexican Taxing Authorities. SELLER has appointed MEGA CABLE to serve as its legal representative in Mexico in terms of the sixth paragraph of article 190 and of article 208 of the Mexican Income Tax Law for the purpose of paying such income taxes in connection with the sale of the Shares to PURCHASER hereunder, and MEGA CABLE hereby expressly accepts such appointment and agrees to act in such capacity for SELLER, provided, however, that such acceptance and agreement are hereby conditioned on SELLER having fully funded the Total Tax Amount to MEGA CABLE on the Closing Date (by having PURCHASER on behalf of SELLER pay the Total Tax Amount to MEGA CABLE as set forth in Clause 2(ii) hereof). The Power of Attorney through which MEGA CABLE was appointed as SELLER’S legal representative and which appointment is hereby expressly accepted by MEGA CABLE, is in form substantially equal to Exhibit “D” hereto.

As SELLER’S legal representative, MEGA CABLE shall be responsible for:

(i) promptly paying the Total Tax Amount to the Mexican Taxing Authorities on behalf of SELLER within two Business Days of receiving the Total Tax Amount from Seller but in any event within the fifteen day period established in the sixth paragraph of article 190 of the Mexican Income Tax Law (which amount shall be forwarded to MEGA CABLE by PURCHASER on behalf of SELLER on the Closing Date as set forth in Clause 2(ii) hereof);

(ii) complying with all of its obligations as legal representative in terms of the Mexican Income Tax Law, of the Regulations to the Mexican Income Tax Law and of any other applicable Mexican tax provisions, consisting in: y) the due and timely filing of the accountant’s report notice, and z) the due and timely filing of the accountant’s report itself; and

(iii) promptly providing SELLER written evidence documenting the payment of such amounts in clause (i) and the filing of such documents in clause (ii).

If the Mexican Taxing Authorities impose any taxes on the sale of the Shares to PURCHASER in excess of the Total Tax Amount (for any reason, including but not limited to not paying the Total Tax Amount to the Mexican Taxing Authorities on a timely manner with the funds duly provided by PURCHASER on behalf of the SELLER, not duly filing on a timely manner the accountant’s report notice, not duly filing on a timely manner the accountant’s report itself, a change in law or regulation, or a change in the tax cost basis of the Shares), MEGA CABLE agrees to (x) pay any such additional tax amounts to the Mexican Taxing Authorities and (y) indemnify SELLER and RCN and their respective officers, directors, employees, agents and affiliates for such additional tax amounts (including any restatement for inflation, interest, surcharges, penalties and other charges thereon). Failure by SELLER to fund the Total Tax Amount to MEGA CABLE on the Closing Date (by having PURCHASER make such payment on behalf of SELLER directly to MEGA CABLE as set forth in Clause 2(ii) hereof) shall release MEGA CABLE from any indemnification obligation. Furthermore, if MEGA CABLE’s appointment as legal representative of SELLER does not come into effect as noted hereunder, or such appointment is revoked by SELLER, then MEGA CABLE shall promptly remit to SELLER the Total Tax Amount, if previously received, and SELLER agrees to indemnify PURCHASER, MCM and MEGA CABLE and their respective officers, directors, shareholders, employees, agents and affiliates for any Total Tax Amount, surcharge or penalty or any other assessment imposed by the Mexican Taxing Authorities as a result of (i) the lack of payment of the Total Tax Amount to the Mexican Taxing Authorities and/or (ii) SELLER’s failure (y) to appoint a third party as its legal representative for Mexican tax purposes as contemplated in the last paragraph of Clause 2 hereof, and/or (x) to conduct the actions required by Mexican tax laws as mentioned hereinabove.

B. For purposes of this Agreement, (i) the term “Mexican Taxing Authorities” means the Secretaría de Hacienda y Crédito Público of Mexico, the Servicio de

Administración Tributaria of Mexico (SAT), the Tesorería de la Federación of Mexico, any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of Mexico or any state, county, city or other political subdivision or any quasi-governmental or non-governmental body administering, regulating or having general responsibility for the imposition of any tax in Mexico, and (ii) “Mexico” means the United Mexican States.

8.	Applicable Law.

This Agreement shall be governed by the laws of the United Mexican States.

9.	Arbitration

All disputes arising under or related with this Stock Purchase Agreement shall be finally settled pursuant to the Rules of Arbitration of the International Court of Arbitration of the International Chamber of Commerce (“ICC”) by three arbitrators; two appointed by each Party hereto and the third (who will be the Chairman) shall be appointed in accordance with the said Rules. The arbitration shall be held in the City of Houston, State of Texas, United States of America including the issue of the arbitration award. The language of the arbitration shall be English. The Parties expressly waive any other jurisdiction which may correspond to them by reason of their current or future domiciles, or for any other reason whatsoever.

10.	Entire Agreement.

This Stock Purchase Agreement and the Settlement Agreement constitute the entire agreement between the Parties to such agreements and supersedes and replaces any and all other negotiations, conversations, understandings and/or agreements, written, oral, implied or otherwise.

11.	Modifications.

This Stock Purchase Agreement, and any of its terms, conditions and provisions may be modified, amended, altered, supplemented, added to, canceled or terminated only by mutual agreement in writing signed by the duly authorized representatives of each Party.

12.	Counterparts.

This Stock Purchase Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.	Further Assurances.

The Parties shall, contemporaneously herewith or hereafter, execute such additional documents and take any other action as may be reasonably necessary to evidence or give effect to the terms of this Stock Purchase Agreement.

14.	Notifications.

Any notice or communication to be given by the Parties hereunder, shall be sent to each other by hand, via courier or facsimile, return receipt requested, and shall be valid as of the date of such receipt, if delivered to the following addresses:

If to RCN International Holdings, Inc.

196 Van Buren Street,

Suite 300

Herndon, VA. 20170, U.S.A.

Attention: Mr. Peter D. Aquino

If to Teleholding, S.A. de C.V.

Ave. Miguel Alemán 300 Norte

Centro

Ciudad Obregón, Sonora

85000 México.

Attention: Francisco Javier R. Bours Castelo.

If to MEGA CABLE, S.A. de C.V. or MCM Holding, S.A. de C.V.

Ave. Miguel Alemán 300 Norte

Centro

Ciudad Obregón, Sonora

85000 México.

Attention: Francisco Javier R. Bours Castelo.

IN WITNESS WHEREOF, the Parties have duly executed this Stock Purchase Agreement on the date first above written.

	SELLER:		PURCHASER:

By:	/s/ Peter D. Aquino	By:	/s/ Javier Bours
Title:	President and CEO	Title:	Chairman
Name:	Peter D. Aquino	Name:	Javier Bours

MEGA CABLE:

		By:	/s/ Javier Bours
		Title:	Chairman
		Name:	Javier Bours

MCM:

		By:	/s/ Javier Bours
		Title:	Chairman
		Name:	Javier Bours